EXHIBIT 4.1

                                  COMMON STOCK
                                PURCHASE WARRANT


         THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

      EXERCISABLE AT ANY DATE PRIOR TO 5:00 P.M., CENTRAL TIME, DECEMBER 1,
                        2005, EXCEPT AS SET FORTH HEREIN


                                     WARRANT


          FOR THE PURCHASE OF UP TO 730,000 SHARES OF THE COMMON STOCK
                            PAR VALUE $.02 PER SHARE

                                       OF

                                  EQUITEX, INC.
                             A DELAWARE CORPORATION

         THIS CERTIFIES THAT, for value received, James P. Welbourn or his or her successors and assigns (the "Holder"), as registered owner of this Warrant , is entitled to at any time, during the period commencing on December 1, 2001, and ending at 5:00 p.m., Central Time, December 1, 2005, or such later date as the Equitex, Inc. (the "Company") Board of Directors shall determine (the "Exercise Period"), to subscribe for, purchase and receive up to 730,000 shares of Common Stock, par value $.02 per share, fully paid and nonassessable (the "Common Stock") of the Company at the price of $3.85 per share, being the Closing Price thereof on the NASDAQ Small Cap market on November 30, 2001, or such lower price as the Company, by authorization of its Board of Directors shall determine (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such shares of the Common Stock of the Company at the principal office of the Company; provided, however, that if the Company shall change the number of shares of its Common Stock issued and outstanding during the term of this Warrant by dividend, split or reverse split or pursuant to a corporate reorganization, a proportionate adjustment shall be made to the number or nature of the shares of Common Stock to be issued upon the exercise of this Warrant, and to the Exercise Price herein stated.

         Upon exercise of the Warrant, the form of election hereinafter provided for must be duly executed and the instruction for registration of the Common Stock acquired by such exercise must

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be completed. If the subscription rights represented hereby shall not have been exercised by the expiration of the Exercise Period, this Warrant shall become void and without further force of effect, and all rights represented hereby shall cease and expire.

         In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number shares of Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

         In no event shall this Warrant (or the shares of Common Stock issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Act.

         In the event that during the Exercise Period the Company files a registration statement under the Act, which relates to an offering of securities of the Company (except in connection with either an offering on Form S-8, S-4, or any other inapposite form, and subject to any restrictions or limitations on such registrations in agreements the Company my have entered into prior to the issuance of the Common Stock issuable upon the exercise of this Warrant) the Company shall consider in good faith, whether to include the Common Stock issuable upon exercise of this Warrant in such registration statement and the prospectus included therein, so as to permit the public sale of all or some portion of the Common Stock issuable upon exercise of this Warrant in compliance with the Act. Holder shall not be obligated to pay nor be responsible for any costs or expenses incurred in connection with such registration and shall not be required to exercise the Warrant, in whole or in part , prior to the effectiveness of the registration statement for the Common Stock, issuable upon exercise of the Warrant to be included in the registration statement. The Company shall give written notice to the Holder of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company thirty (30) or more days prior to the filing of such registration statement, and Holder shall make a written request that the Common Stock issuable upon exercise of this Warrant be so included, no later than fifteen (15) or more days prior to the date specified in the notice(s) as the date on which it is intended to file such registration statement. Neither the delivery of such notice by the Company nor such request by the Holder shall in any way obligate the Company to file such registration statement, or to include the Common Stock issuable upon exercise of this Warrant therein, if the Company shall determine in its good faith judgment not to do so, and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relate, without liability to the Holder.

         By acceptance of the Warrant, Holder represents that this Warrant and all shares of Common Stock acquired upon exercise hereof are acquired and will be acquired for the Holder's own account for investment and with no intention at the time of such purchase or acquisition of distributing or reselling the same or any part thereof to the public and, in furtherance of this representation, agrees that this Warrant and any Common Stock issued upon exercise hereof may be legended to prohibit transfer, sale or other disposition except in compliance with the Act.

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of this 30th day of November, 2001.


                                     By: /S/ HENRY FONG
                                        --------------------------------------
                                     Its: PRESIDENT
                                         -------------------------------------

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Form to be used to Assign Warrant.
---------------------------------

                                   ASSIGNMENT

(To be executed by the Holder to effect a transfer of the within Warrants)


         FOR VALUE RECEIVED, _____________________________________ does hereby sell, assign and transfer unto __________________________ The right to purchase ______________________________ Shares of the Common Stock represented by the within Warrant, and does hereby irrevocably constitute and appoint _______________________________ Attorney-in-fact to transfer such right on the books of the Company with full power of substitution in the premises.

         Dated:__________________. 200__


                                      By:_________________________________


NOTICE: The signature to the form to exercise or to assign must be medallion guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to exercise Warrant
-----------------------------------

                                    EXERCISE

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _________________________ Shares of the common Stock of the Company called for thereby, and hereby makes payment of $______________ (at the rate of $_____ per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.


         Dated:__________________. 200__


                                      By:_______________________________________
                                      Name (Printed):___________________________
                                      Signature Medallion Guaranteed By:

                                      __________________________________________

                                      __________________________________________



                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:_____________________________________________________________

Address:__________________________________________________________
Identification Number/
Social Security Number:___________________________________________



                              ********************

NOTICE: The signature to the form to exercise or to assign must be medallion guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.